Exhibit 10.16

                          AGREEMENT AND PLAN OF MERGER
                                     BETWEEN
                           HIGH WORTH HOLDINGS LIMITED
                               (a BVI corporation)
                                       and
                            CBR BREWING COMPANY, INC.
                             (a Florida corporation)


     This Agreement and Plan of Merger made and entered into this 24th day of January 2003, by and between High Worth Holdings Limited, a British Virgin Islands corporation incorporated on the 21st day of February 1994 with registration number 110296 (herein sometimes referred to as the "BVI Corporation" or "Surviving Corporation"), and CBR Brewing Company, Inc., a Florida corporation incorporated on the 31st day of March 1995 (herein sometimes referred to as the "Disappearing Corporation" or "Florida Corporation"), said corporations hereinafter sometimes referred to jointly as the "Constituent Corporations."

                               W I T N E S S E T H

     WHEREAS, the BVI Corporation is a corporation organized and existing under the laws of the British Virgin Islands ("BVI), its Articles of Association and Memorandum of Association having been filed with the Companies Registry in the BVI on or about on or about the 21st day of February 1994;

     WHEREAS, the total number of shares of common stock which the BVI Corporation has authority to issue is 100,000,000, of which 90,000,000 shares shall be Class A common stock and 10,000,000 shall be Class B common stock. As of the date hereof all issued and outstanding shares of the BVI Corporation are owned by the Florida Corporation; and

     WHEREAS, the sole purpose of the merger agreed to herein is to change the domicile of the Florida Corporation to the BVI; and

     WHEREAS, the Florida Corporation is a corporation organized and existing under the laws of the State of Florida, its Articles of Incorporation having been filed in the office of the Secretary of the State of Florida on the 20th day of April 1988;

     WHEREAS, the aggregate number of shares of common stock which the Florida Corporation has authority to issue is 100,000,000 of common stock, each having a par value of $.0001 per share. The common stock is divided into two classes, of which 90,000,000 are designated Class A shares and 10,000,000 are designated Class B shares. As of December 31, 2002 there were 5,010,013 Class A shares and 3,000,000 Class B shares presently issued and outstanding; and

     WHEREAS, the Board of Directors of each of the Constituent Corporations deems it advisable that the Florida Corporation be merged into the BVI Corporation on the terms and conditions hereinafter set forth, in accordance with the applicable provisions of the statutes of the State of Florida and the BVI respectively, which permit such merger.

     NOW THEREFORE, in consideration of the premises and of the agreements, covenants and provisions hereinafter contained, the BVI Corporation and the Florida Corporation, by their respective Boards of Directors, have agreed and do hereby agree as follows:


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                                    ARTICLE I

     (a)     The Merger.  Upon the Effective Time (as hereinafter defined), the
             ----------
Florida Corporation shall be merged with and into the Surviving Corporation and the separate corporate existence of the Disappearing Corporation shall thereupon cease.

     (b)     Effect of the Merger.  At and after the Effective Time, the
             --------------------
Surviving Corporation shall possess all the rights, privileges, powers and franchises, of both a public and a private nature, and be subject to all the restrictions, disabilities and duties of the Disappearing Corporation so merged; and all the rights, privileges, powers and franchises of the Disappearing Corporation, and all property, real, personal and mixed, and all debts due to the Disappearing Corporation on whatever account, and all things in action belonging to the Disappearing Corporation shall be vested in the Surviving Corporation; and all property, rights, privileges, powers, franchises and other interests of any nature whatsoever shall thereafter be as effectually the property of the Surviving Corporation as they were of the respective Disappearing Corporation; and the title to any real estate vested by deed or otherwise in the Disappearing Corporation shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either of the Disappearing Corporation shall be preserved unimpaired, limited in lien to the property affected by such liens incurred prior to the Effective Time; and all debts, liabilities and duties of the respective Disappearing Corporation shall thereafter attach to the Surviving Corporation to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Corporation. Any action or proceeding, whether civil, criminal or administrative, pending by or against the Disappearing Corporation may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in such action or proceeding.

     (c)     Effective Time.  The effective time and date of the Merger, herein
             --------------
referred to as the "Effective Time", shall be at such time as the filing of the
                    --------------
documents giving effect to the Merger, shall have been filed in the State of Florida and with the Registrar of Companies in the BVI.

                                   ARTICLE II

     All persons who immediately before the Effective Time are directors of the BVI Corporation shall remain as directors of the Surviving Corporation from and after the Effective Time until resignation or removal in accordance with applicable law.

     All persons who immediately before the Effective Time are officers of the BVI Corporation shall remain as officers of the Surviving Corporation from and after the Effective Time until resignation or removal in accordance with applicable law.

                                  ARTICLE III

     The Articles of Association and Memorandum of Association of the BVI Corporation, as filed with the Companies Registry in the BVI, shall constitute the Articles of Association and Memorandum of Association of the Surviving Corporation, until further amended in the manner provided by law.

                                   ARTICLE IV

     The manner and basis of converting the shares of each of the Constituent Corporations into shares of the Surviving Corporation is as follows:


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          1.     The 45,000 shares of stock of the BVI Corporation now owned and held by the Florida Corporation shall be cancelled and no shares of stock of the BVI Corporation shall be issued in respect thereto, and the capital of the BVI Corporation shall be deemed to be reduced by the amount of Forty Five Thousand Dollars ($45,000) the amount represented by said 45,000 shares of stock.

          2. Each Class A share of the Florida Corporation shall be converted into one fully paid and non-assessable Class A share of capital stock of the BVI Corporation and each Class B share of the Florida corporation shall be converted into one fully paid and non-assessable Class B share of capital stock of the BVI corporation.

     After the Effective Time of the merger, each owner of an outstanding certificate or certificates theretofore representing shares of the Florida Corporation shall be entitled, upon surrendering such certificate or certificates to the Surviving Corporation, to receive in exchange therefor a certificate or certificates representing the number of shares of stock of the Surviving Corporation into which the shares of the Florida Corporation theretofore represented by the surrendered certificate or certificates shall have been converted as hereinbefore provided. Until so surrendered, each outstanding certificate which, prior to the Effective Date of the merger, represented shares of the Florida Corporation shall be deemed, for all corporate purposes, to represent the ownership of the common stock of the Surviving Corporation on the basis hereinbefore provided. The shareholders of the Florida Corporation shall be entitled to such dissenting shareholder rights as are provided by the corporation law of the State of Florida.

                                    ARTICLE V

     The Florida Corporation shall pay all expenses of carrying this Agreement and Plan of Merger into effect and accomplishing the merger herein provided for.

                                   ARTICLE VI

     If at any time the Surviving Corporation shall consider or be advised that any further assignment or assurance in law is necessary or desirable to vest in the Surviving Corporation the title to any property or rights of the Florida Corporation, the proper officers and directors of the Florida Corporation shall, and will execute and make all such proper assignments and assurances in law and do all things necessary or proper to thus vest such property or rights in the Surviving Corporation, and otherwise to carry out the purposes of this Agreement and Plan of Merger.

                                  ARTICLE VII

     This Agreement and Plan and of Merger has been submitted to and approved by the shareholders of each of the Constituent Corporations, as provided by law, and shall take effect upon the filing of Articles of Merger with the office of the Companies Registry in the BVI by the Secretary of State of the State of Florida. Anything herein or elsewhere to the contrary notwithstanding, this Agreement and Plan of Merger may be abandoned by either of the Constituent Corporations by an appropriate resolution of its board of directors at any time prior to its approval or adoption by the shareholders and stockholders thereof, or by the mutual consent of the Constituent Corporations evidenced by appropriate resolutions of their respective boards of directors, at any time prior to the effective date of the merger.

                                  ARTICLE VIII

     This Agreement and Plan of Merger may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.


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     This Agreement shall be governed in all respects, including, but not limited to, validity, interpretation, effect and performance, by the laws of BVI.

     IN WITNESS WHEREOF, the BVI Corporation and the Florida Corporation, pursuant to the approval and authority duly given by resolutions adopted by their respective boards of directors and shareholders have caused this Plan and Agreement of Merger to be executed on the 24th day of January 2003.



                                      CBR BREWING COMPANY, INC.
                                        a Florida corporation

                                      By:  /s/ Daqing Zheng
                                      -----------------------------
                                      Name:   Daqing Zheng
                                      Title:  Chairman and Chief
                                              Executive Officer


                                      HIGH WORTH HOLDINGS LIMITED
                                        a British Virgin Islands
                                        corporation

                                      By:  /s/ Zhaohui Quan
                                      -----------------------------
                                      Name:   Zhaohui Quan
                                      Title:  Director


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